Exhibit 5.2



               Opinion of Schnader Harrison Segal & Lewis LLP




                                                              April 9, 2001

Ira M. Dansky, Esquire
Jones Apparel Group, Inc.
1411 Broadway
New York, NY 10018


          Re: Jones Apparel Group, Inc., Jones Apparel Group USA, Inc., Jones Apparel Group Holdings, Inc. and Nine West Group Inc. Registration Statement on Form S-3


Dear Mr. Dansky:

          As special Pennsylvania counsel to Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company") and Jones Apparel Group USA, Inc., a Pennsylvania corporation ("Jones Apparel Group USA") (collectively, the "Pennsylvania Issuers"), we have been requested to render this opinion in connection with the filing by the Pennsylvania Issuers, Jones Apparel Group Holdings, Inc., a Delaware corporation, and Nine West Group Inc., a Delaware corporation (collectively, the "Issuers") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) debt securities of the Issuers (the "Debt Securities"); (ii) warrants to purchase Debt Securities (the "Debt Warrants"); (iii) shares of preferred stock of the Company (the "Preferred Stock"); (iv) common stock, $.01 par value per share, of the Company (the "Common Stock"); and (v) warrants to purchase shares of Common Stock or Preferred Stock (the "Stock Warrants"). The Debt Warrants and the Stock Warrants are referred to herein as the "Warrants", and the Debt Securities, Preferred Stock, Common Stock and the Warrants are referred to herein collectively as the "Offered Securities". The Offered Securities being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

          Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities will be issued under an Indenture in the form of Exhibit 4.2 to the Registration Statement (the "Indenture") to be executed by the Issuers and The Bank of New York, as Trustee (the "Trustee"). The Preferred Stock will be issued pursuant to a statement with respect to shares (the "Statement with Respect to Shares") relating to a particular series of Preferred Stock. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company, or, in the case of Debt Warrants, the Issuers, and one or more institutions as identified in the applicable Warrant Agreement.

          For purposes of this opinion we have examined the Registration Statement; the Subsistence Certificates dated April 5, 2001 issued by the Secretary of the Commonwealth of Pennsylvania with respect to each of the Pennsylvania Issuers; and such other documents as we deemed necessary for the purpose of rendering this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimiled or reproduced copies.

          As special Pennsylvania counsel to the Pennsylvania Issuers, we are not necessarily familiar with all of the Pennsylvania Issuers' affairs. As a further basis for this opinion, we have made such inquiry of the Pennsylvania Issuers as we have deemed necessary or appropriate for the purpose of rendering this opinion.

          Based on the foregoing and subject to the qualifications hereinafter set forth and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with



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all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;
(v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, or, in the case of Debt Securities or Debt Warrants, the Issuers and the other parties thereto; and (vi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion as follows:

               (1) Each of the Pennsylvania Issuers is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania.

               (2) With respect to Debt Securities to be issued under the Indenture, when (A) the Trustee is qualified to act as Trustee under the Indenture, (B) the Trustee has duly authorized and validly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Issuers to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of each Issuer or a duly constituted and acting committee thereof (each such Board of Directors or committee being hereinafter referred to as a "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Boards of the Issuers upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued by the Pennsylvania Issuers and will constitute valid and binding obligations of the Pennsylvania Issuers, enforceable against the Pennsylvania Issuers in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally as the same may relate to the Pennsylvania Issuers and to general equitable principles).

               (3) With respect to shares of Preferred Stock, when both (A) the Board of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution relating to such Preferred Stock and the filing of the Statement with Respect to Shares with the Secretary of the Commonwealth of Pennsylvania, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of the Company, for the consideration approved by the Board of the Company, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

               (4) With respect to shares of Common Stock, when both (A) the Board of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of the Company, or, in the case of Debt Securities, the Boards of the Issuers, for the consideration approved by the Board of the Company, then the shares of Common Stock will be validly issued, fully paid and nonassessable.


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                                                                          3

               (5) With respect to the Warrants, when (A) the Board of the Company, or, in the case of Debt Warrants, the Boards of the Issuers have taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company, or in the case of Debt Warrants, the Issuers, and the warrant agent appointed by the Company and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, or in the case of Debt Warrants, the Boards of the Issuers, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued by the Pennsylvania Issuers.

          We are attorneys admitted to practice in the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any jurisdiction, other than the corporate laws of the Commonwealth of Pennsylvania and the United States of America. Our examination of law relevant to the matters covered by this opinion is limited to Federal law and Pennsylvania law.

          This opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake and assume no obligations to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur.

          This opinion is furnished for your benefit only and may not be used or relied upon by any other person or entity or in connection with any other transaction without in each instance our prior written consent.

          We hereby consent to the reference to this Firm under the heading "Validity of Securities" in the Registration Statement and in the related prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,



                                   /s/ SCHNADER HARRISON SEGAL & LEWIS LLP